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                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is by and between Ecology Coatings, Inc., a California corporation (the "Company"), and F. Thomas Krotine (the "Executive") and is entered to be effective as of October 30, 2006 (the "Effective Date").

                                    RECITALS

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued employment and dedication of the Executive; and

     WHEREAS, the Board has further determined that it is desirable to provide the Executive with compensation and benefits terms which adequately compensate the Executive for the services he renders to the Company, and, to ensure that such compensation and benefits are consistent with those of like executives of other public companies.

                                    AGREEMENT

     Now, therefore, it is hereby agreed as follows:

     1. EMPLOYMENT PERIOD. The term of this Agreement shall commence as of the Effective Date and shall expire, subject to earlier termination of employment as hereinafter provided, on October 30, 2008 (the "Employment Period"); provided, however, that on any day prior to and including November 3, 2008, the Employment Period may be extended by the Company for an additional year unless prior thereto either party has given written notice to the other that such party does not wish to extend the term of this Agreement This Agreement may be terminated prior to or on the last day of the Employment Period by (i) the Company for Cause (as defined in Section 3.2 below), (ii) the Executive for Good Reason (as defined in Section 3.3 below) or (iii) (the "Company" or the "Executive") upon thirty (30) days written notice given by one party to the other party for any reason except Death or Disability.

     2. TERMS OF EMPLOYMENT.

          2.1 Position and Duties.

               2.1.1 Position. During the Employment Period, the Executive will be employed in executive capacities in the positions of President and Chief Executive Officer of the Company, or in other such positions as designated by the Board, at its office in, Akron, Ohio, or such other place designated by the Board.

               2.1.2 Board of Directors. The Executive will become a member of the Board of Directors of the Company pursuant to the terms and conditions of this Agreement, it being understood and agreed that the Executive will not receive any additional compensation for serving as a member of the Board of Directors of the Company or as a member of the board of directors of any other company at the Company's request.

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               2.1.3 Duties.

                    2.1.3.1 During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive will devote his full attention and time to the business and affairs of the Company. In the position of President and Chief Executive Officer the Executive will supervise the business and affairs of the Company and the performance by all of its other officers of their respective duties, subject to the control of the Board. While acting in any other position, the Executive will undertake only such duties and tasks as are appropriate for a person in such position. The Executive will report to Richard D. Stromback, to such other individual designated by him, or should he fail to designate such other individual, the Chairman of the Board. The Executive will use his best efforts to perform faithfully and efficiently such duties and responsibilities.

                    2.1.3.2 While employed hereunder, the Executive agrees to devote all of his business time, attention, skill and efforts to the faithful and efficient performance of his duties under this Agreement; provided, however, that the Executive may engage in the following activities so long as they are approved in advance by the Board and do not interfere in any material respect with the performance of Executive's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees and (ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions.

             2.2 Compensation.


               2.2.1 Base Salary. The Executive shall receive an annual base salary of One Hundred Sixty Thousand Dollars 00/100 ($160,000.00) from the Effective Date through October 30, 2008. Thereafter, the Board or the Compensation Committee of the Board (the "Committee") may review the Executive's salary and total cash compensation within one hundred twenty (120) days of the end of each of the Company's fiscal years during the Employment Period to determine what, if any, increases shall be made thereto. The base salary payable to the Executive in any given year is hereafter referred to as the "Annual Base Salary." Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary shall not be reduced after any increase and the term "Annual Base Salary," as used in this Agreement, shall refer to the Annual Base Salary as increased. The Annual Base Salary shall in all instances be payable in twenty-six (26) equal bi-weekly installments.

               2.2.2 Annual Bonus and Option Plans. The Executive shall also be eligible to participate in any applicable Company bonus plan or program, stock option, restricted stock or other plan or program in effect immediately prior to the Effective Date, or put into effect by the Board at any time after the Effective Date or the Amendment Effective Date.

               2.2.3 Grant of Stock Options. The Company shall issue the Executive options to purchase that number of shares of its Common Stock that will equal one percent (1%) of the issued and outstanding shares of Common Stock plus any shares of Common Stock issuable upon conversion or exercise of securities convertible into or exercisable to purchase

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Common Stock (the "Convertible Securities") after completion of its first
Private Placement after the Effective Date of this Agreement. The term "Private Placement" shall mean an offering or series of offerings for cash totaling at least $6.0 million by the Company of its Common Stock or Convertible Securities to third parties who are not officers, directors, employees or consultants in an offering exempt from the registration requirements of the Securities Act of 1933, as amended. The exercise price of the options shall be equal to the price of the Common Stock sold in the Private Placement or if the securities sold in the Private Placement are Convertible Securities, the exercise price will be the same as the conversion price of the Convertible Securities. The options shall vest as follows: 25% on the first anniversary of the Effective Date and 75% on the second anniversary of the Effective Date. The options issued under this
Section 2.2.3 shall have a ten-year term from the date of their issue, and will be incentive stock options to the extent allowable under the Internal Revenue Code and non-qualified options as to the balance.

               2.2.4 Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company, as the same may be amended from time to time, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities, savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company to other executives of the Company; provided, however, the dollar value awarded Executive in the reasonable discretion of management need not be equal to that awarded to all other executives.

               2.2.5 Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, collectively referred to in this Section 2.2.5 as the "Welfare Benefit Plans") to the extent applicable generally to other executives of the Company, but in no event shall such Welfare Benefit Plans, programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such Welfare Benefit Plans provided generally at any time after the Effective Date to other executives of the Company. If the Executive elects to opt out of any or all of the foregoing Welfare Benefit Plans that the Company offers because Executive has his own coverage in such areas, the Company will reimburse the Executive for the reasonable cost of such coverage, but only to the extent that such cost does not exceed cost of the Company providing coverage under its own Welfare Benefit Plans directly to the Executive.

               2.2.6 Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in the conduct of Company business.

               2.2.7 Vacation. During the Employment Period, the Executive shall be entitled to paid vacation of four weeks annually and otherwise be in accordance with the plans, policies, programs and practices of the Company in all respects as in effect for the Executive during the one hundred twenty (120) day period immediately preceding the Effective Date or, if

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more favorable to the Executive, as in effect generally at any time after the
Effective Date with respect to other executives of the Company.

               2.2.8 Automobile Allowance. The Company shall also pay the Executive an automobile allowance of Five Hundred Dollars 00/100 ($500.00) per month, or as otherwise increased by the Board or Committee.

               2.2.9 No Management Fees. In no event shall the Executive be entitled to receive any additional compensation for serving as a member and/or manager of the Company or any affiliate of the Company.

     3. TERMINATION OF EMPLOYMENT.

          3.1 Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that any Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 10.2, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, the term "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          3.2 Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, the term "Cause" shall mean: (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company as set forth in
Section 2.1.2, "Duties," (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board, accompanied by a resolution adopted by the vote of two-thirds (2/3) of the entire Board, excluding the Executive, at a meeting of the Board held for such purpose, which resolution specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties and Executive has not cured any such failure to perform within thirty (30) business days of such demand; (ii) material violation of any of the Company's policies;
(iii) breach by the Executive of his obligations under this Agreement; or (iv) if the Executive is charged with illegal conduct by a governmental body or regulatory authority, or has engaged in gross misconduct that is materially injurious to the Company as determined by a resolution adopted by the vote of three-fourths (3/4) of the entire Board, excluding the Executive, at a meeting of the Board held for such purpose, which resolution specifically identifies the alleged illegal conduct or gross misconduct. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith. The vote of the Board on the resolutions contemplated in (i) and (iv) of this Section 3.2 will not be

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taken until after written notice of not less than five (5) business days to the
Executive of the meeting and an opportunity for Executive to be heard before the Board at such meeting.

          3.3 Good Reason. The Executive may terminate his employment for Good Reason at any time within ninety (90) days after the Executive first has actual knowledge of the occurrence of such Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean:

               3.3.1 the assignment to the Executive of any duties that are not consistent with the duties set forth in Section 2.1.2, "Duties," or any other action by the Company that results in a material diminution in any of the Executive's positions as set forth in Section 2.1.1, "Position," or in the Executive's authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               3.3.2 any failure by the Company to comply with any of the provisions of Section 2.2, "Compensation," other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               3.3.3 the Company's requiring the Executive, without the Executive's consent and full agreement, to be based at any office other than in the Akron, Ohio metropolitan area or a position other than as provided in
Section 2.1.1;

               3.3.4 any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

               3.3.5 any action taken by the Company or its Board of Directors in connection with a "Change in Control," as defined in Section 4.5, "Change in Control," that results in the Executive being removed as the President or Chief Executive Officer of the Company without the Executive's consent; or

               3.3.6 any failure by the Company to comply with and satisfy
Section 9.3.

          3.4 Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10.2 of this Agreement. For purposes of this Agreement, the term "Notice of Termination" means a written notice that:

               3.4.1 indicates the specific termination provision in this Agreement relied upon;

               3.4.2 to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

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               3.4.3 if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date, which date shall be not more than thirty (30) days after the giving of such notice. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the rights of the Executive or the Company under this Agreement.

          3.5 Date of Termination. The term "Date of Termination" means:

               3.5.1 if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be;

               3.5.2 if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination; and

               3.5.3 if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

          3.6 Resignation as Director. If the Executive's employment under this Agreement is terminated for any reason, the Executive shall resign as a director of the Company and as a director, member and/or manager of all affiliates of the Company of which Executive is a director, member and/or manager. Such resignation will be effective (i) in the case of a termination by the Executive pursuant to Section 1, "Employment Agreement," or Section 3, "Termination of Employment," on the date the Executive delivers the relevant Notice of Termination in accordance with such Sections; (ii) in the case of a termination by the Company, on the date Executive receives the relevant Notice of Termination; and (iii) in the case of a termination for any other reason, no later than the relevant Termination Date.

     4. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          4.1 Termination for Good Reason, Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability, or the Executive shall terminate employment for Good Reason, the Company shall pay to the Executive, or Executive's beneficiary as designated by him in writing to the Company, within thirty (30) days after the Date of Termination the aggregate of the amounts set forth in Section 4.1.2 through Section 4.1.6 in a lump sum in cash and shall pay the amounts due under Section 4.1.1 and Section 4.1.7 as provided in those Sections:

               4.1.1 the amount of Annual Base Salary compensation that would be payable to the Executive over a twenty-four (24) month period, provided that the Company will pay such amount to the Executive over the period that the compensation would have been due had the termination not occurred;

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               4.1.2 any declared and accrued, but as of then unpaid, bonus or stock options grant (whether or not vested) to which the Executive would have received but for such termination. Additionally, any stock options owned or granted shall be deemed immediately vested, not forfeitable, and shall be the property of Executive, exercisable according to their terms for the balance of the term of years of the options;

               4.1.3 any accrued vacation pay;

               4.1.4 any amounts payable pursuant to the Company's Defined Benefit Pension Plan, 401(k) plan, including such amounts which would have accrued (whether or not vested) if the Executive's employment had continued after the Date of Termination for the period then remaining under this Agreement, as it may have been renewed as provided for in Section 1, "Employment Period";

               4.1.5 any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be referred to as the "Other Benefits");

               4.1.6 for the remaining term of this Agreement, as it may have been renewed pursuant to Section 1, "Employment Period," or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with Section 2.2.5, "Welfare Benefit Plans," of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other executives of the Company and their families; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, and for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed for the remaining term of this Agreement, as it may have been renewed pursuant to Section 1, "Employment Period," and to have retired on the last day of such period.

          4.2 Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of any death benefit compensation under other contracts; (ii) payment of the amounts due under the term life insurance policy described in Section 2.2.4, "Incentive Savings and Retirement Plans"; (iii) full vesting and non-forfeiture of stock options granted to Executive; and (iv) the timely payment or provision of Other Benefits. Such amounts shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination. The term "Other Benefits" as utilized in this Section 4.2 shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company to the estates and

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beneficiaries of other executives of the Company under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other executives and their beneficiaries at any time during the one hundred twenty (120) day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other executives of the Company and their beneficiaries.

          4.3 Disability. If the Executive's employment is terminated by reason of the Executive's Disability under Section 3.1, "Death or Disability," during the Employment Period, this Agreement shall terminate without further obligations to the Company, other than for the timely payment or provision of
(i) Base Salary through the Termination Date; (ii) accrued bonus through the Termination Date; (iii) payment of pension, 401(k), and Other Disability Benefits; (iv) full vesting and non-forfeiture of stock options; and (v) the receipt of fully-paid Welfare Benefit Plans under Section 2.2.5, "Welfare Benefit Plans," for the balance of the term of this Agreement. In addition, Executive shall be paid for the term of this Agreement at regular pay periods that amount equal to the difference between his Annual Base Salary and the disability insurance payment received by the disabled Executive under the Company's disability insurance program. The term "Other Benefits" as utilized in this Section 4.3 shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other executives and their families at any time during the one hundred twenty (120) day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other executives of the Company and their families.

          4.4 Termination by the Company for Cause; and Termination by the Executive far Other than far Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Company other than the obligation to pay to the Executive: (i) the Annual Base Salary through the Date of Termination; (ii) the amount of any compensation previously deferred by the Executive; and (iii) Other Benefits under Sections 4.2, "Death," and Section 4.3, "Disability," in each case to the extent therefore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason by the Executive, this Agreement shall terminate without further obligations to the Company, other than for items (i), (ii) and
(iii) of this paragraph, accrued but unpaid vacation leave, and the timely payment or provision of Other Benefits. In such case, all accrued obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination. A termination of the Executive by the Company for Cause or a termination by the Executive for other than Good Reason shall not affect the status of any vested stock options.

          4.5 Change in Control. If, during the term of this Agreement and within one year after a "Change in Control," as defined below, the Company shall terminate the Executive's employment other than for Cause, Death or Disability or the Executive shall terminate employment for Good Reason, the Company shall
(i) pay to the Executive the amount of compensation that would have been payable to the Executive over the period then remaining

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under this Agreement and on the same schedule as such payments would have been due had the termination not occurred, provided that the Company shall pay the Executive for a minimum of twenty-four (24) months on this basis; and (ii) cause all stock options issued to the Executive that have not vested as of the termination to be immediately vested.

               4.5.1 The term "Change in Control" shall mean an event or the last of a series of related events by which:

               4.5.2 the Company merges or consolidates with or into another entity or completes any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

               4.5.3 the Company sells, transfers or otherwise disposes of all or substantially all of the consolidated assets of the Company or its subsidiaries and the Company does not own stock in the purchaser or purchasers having more than fifty percent (50%) of the voting power in elections for directors; or

               4.5.4 the composition of the Board changes, as a result of which fewer than one half of the incumbent directors are directors who either:

                    (i) had been directors of the Company twenty-four (24) months prior to such change; or

                    (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination.

A transaction shall not constitute a Change of Control if (i) its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company's securities immediately before such transaction or (ii) the Company acquires another corporation or entity through the purchase or other acquisition of control of the voting stock or assets of such corporation or entity; or


               4.5.5 any Person acquires direct or indirect beneficial ownership of more than thirty-three percent (33%) of the voting power of the Company, whether in a single transaction or a series of transactions.

               4.5.6 As used in this Agreement, a "Person" means any "person," as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, together with all of that person's "affiliates" and "associates," as those terms are defined in Rule 12b-2 of such Act.

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          4.6 Life Insurance and Health Plan Coverage. If, during the term of this Agreement, the Executive's employment terminates for any reason other than for Cause, the Company shall provide the Executive coverage for a continuation period beginning on the Effective Date and ending on the earlier of (i) balance of the Employment Period plus six months, but not more than a total of two (2) years; or (ii) the date of the Executive's death. During the Continuation Period, the Executive (and, where applicable, the Executive's dependents) shall be entitled to continue participation in the group term life insurance plan and in the health care plan for employees maintained by the Company as if the Employee were still an employee of the Company. The coverage provided under this
Section 4.6. shall run concurrently with and shall be offset against any continuation coverage under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended. Where applicable, the Executive's compensation for purposes of such plans shall be deemed to be equal to the Executive's compensation (as defined in such plans) in effect on the date of the employment termination. To the extent that the Company finds it undesirable to cover the Executive under the group life insurance and health plans of the Company, the Company shall provide the Executive (at its own expense) with the same level of coverage under individual policies or if the Executive has elected to provide his own coverage under the foregoing plans as contemplated by Section 2.2.5, "Welfare Benefit Plans," the Company will reimburse the Executive for the cost of such coverage for the same term provided in the first sentence of this
Section 4.6 and at the same rate as the Company had done prior to the termination.

     5. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor, subject to Section 4, "Obligations of the Company Upon Termination," shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Executive is currently a party to, and in the future may be a party to other, employment arrangements, agreements, and incentive plans, including but not limited to, a death benefit plan, stock option agreements, and a change of control agreement. This Agreement shall not supersede any of the terms or conditions of such other agreements. To the extent of any inconsistency in these agreements, the agreements shall be interpreted and applied in the way to confer upon the Executive the greatest benefits. The agreements shall be read and applied consistent with each other, but in the event of a conflict, the terms most favorable to the Executive will be applied from the various provisions of the agreements in the aggregate.

     6. FULL SETTLEMENT; LEGAL FEES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as specifically provided in
Section 4.1.6, such amounts shall not be reduced whether or not the Executive obtains other employment. Provided that the Executive is the prevailing party, the Company will

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reimburse the Executive to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability or entitlement under, any provision of this Agreement or any guarantee of performance thereof (whether such contest is between the Company and the Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate ("Applicable Federal Rate") provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     7. CONFIDENTIAL INFORMATION; NONCOMPETITION.

          7.1 Nondisclosure. The Executive shall hold in fiduciary capacity for the benefit of the Company all secret, proprietary or Confidential Information, knowledge or data relating to the Company and its businesses, which shall have been obtained by the Executive during the Executive's employment by the Company. During the period the Executive is employed with the Company, and after termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The restrictions set forth in this Section 7 will not apply to information which is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by the Executive or representatives of the Executive in violation of this Agreement. This exception will not affect the application of any other provisions of this Agreement to such information in accordance with the terms of such provision. All documents and tangible things embodying or containing Confidential Information are the Company's exclusive property. The Executive will protect the confidentiality of their content and will return all copies, facsimiles and specimens of them and any other form of Confidential Information in the Executive's possession, custody or control to the Company before leaving the employment with the Company.

          7.2 Definition of Confidential Information. The term "Confidential Information" includes all information of any nature and in any form which at the time or times concerned is not generally known to the public, other than by act or acts of an employee not authorized by Company to disclose such information, and which relates to any one or more of the aspects of the present and past business of Company or any of its predecessors, including, but not limited to, patents and patent applications, inventions and improvements, whether patentable or not, development projects, policies, processes, formulas, techniques, know-how and other facts relating to sales, advertising, franchising, promotions, financial matters, customers, customer lists, customer purchases or requirements, licenses or trade secrets.

          7.3 Competition. During the term of the Executive's employment with the Company, and for the period during which he receives compensation from the Company under Section 4.1.1 after the termination of his employment with the Company, the Executive will not, directly or indirectly, engage, participate or invest in or be employed by any business anywhere in the world which:

               7.3.1 develops or manufactures products that are competitive with or similar to products developed or manufactured by the Company; or

               7.3.2 distributes, markets or otherwise sells products manufactured by others which are competitive with or similar to products distributed, marketed or sold by the Company; or provides services which are competitive with or similar to services provided by the Company, including, in each case, any products or services the Company has under development or which are the subject of active planning at any time during the term of the Executives employment.

          The foregoing restriction shall apply regardless of the capacity in which the Executive engages or engaged, participates or participated, or invests or invested in or is employed by a given business, whether as owner, partner, shareholder, consultant, agent, Executive, co-venturer or otherwise. In addition, during the term of the Executive's employment with the Company, and for a period of twelve (12) months thereafter, the Executive will not, directly or indirectly, without the prior written consent of the Company, solicit for hire with any business any person who is employed by the Company at such time or was employed by the Company within the preceding twelve (12) months. The provisions of this Section 7 shall not prevent the Executive from acquiring or holding publicly traded stock or other publicly traded securities of a business, so long as the Executive's ownership does not exceed ten percent (10%) of the outstanding securities of such company of the same class as those held by the Executive or from engaging in any activity or having an ownership interest in any business that is reviewed by the Board. The Executive understands that the restrictions set out in this Section 7 are intended to protect the Company's interest in its secret, proprietary or Confidential Information and established customer relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

          7.4 Damages. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that in the case of breach, or proposed breach, of any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

     8. DISPUTE RESOLUTION. If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, provided such termination was not for Cause, or (ii) otherwise arising out of this Agreement, the dispute will be resolved in accordance with the dispute resolution procedures set forth in Exhibit A attached to this Agreement, the provisions of which are incorporated as a part of this Agreement, and the parties of this Agreement agree that such dispute resolution procedures will be the exclusive method for resolution of disputes under this Agreement; provided, however, that (a) either party may seek preliminary judicial relief if, in such party's judgment, such action is necessary to avoid irreparable injury during the pendency of such procedures, and (b) nothing in Exhibit A will prevent either party from exercising the rights of termination set forth in this Agreement. IT IS EXPRESSLY UNDERSTOOD THAT BY

SIGNING THIS AGREEMENT, WHICH INCORPORATES BINDING ARBITRATION, THE COMPANY AND EXECUTIVE AGREE, EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN SECTION 7, "CONFIDENTIAL INFORMATION; NONCOMPETITION," AND THIS SECTION 8, TO WAIVE COURT OR JURY TRIAL AND TO WAIVE PUNITIVE, STATUTORY, CONSEQUENTIAL, AND ANY DAMAGES, OTHER THAN COMPENSATORY DAMAGES.

     9. SUCCESSORS.

          9.1 This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assigned by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          9.2 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          9.3 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     10. MISCELLANEOUS.

          10.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are set forth for convenience only and shall have no separate force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          10.2 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                     If to the Executive:

                     Thomas Krotine
                     17441 Hawksview Lane
                     Chagrin Falls, Ohio  44023

                     If to the Company:

                     Ecology Coatings, Inc.
                     ATTN: Chairman
                     ___________________________
                     ___________________________

                     With a copy to:

                     Chairman - Compensation Committee
                     of the Board of Directors
                     c/o Ecology Coatings, Inc.
                     ___________________________
                     ___________________________

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          10.3 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          10.4 The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          10.5 The failure of the Executive or the Company to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement, except that if the Executive chooses to terminate employment for Good Reason pursuant to Section 3.3, "Good Reason," and complies with the provisions of Section 3, "Termination of Employment," the Executive shall only be entitled to compensation and benefits applicable to such event of termination.

          IN WITNESS WHEREOF, pursuant to the authorization from its Compensation Committee and Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, as of the dates first above written.

                                    COMPANY:

                                    ECOLOGY COATINGS, INC.

                                    By: /s/ Richard D. Stromback
                                        ------------------------
                                        Richard D. Stromback
                                    Title: Chairman

                                    EXECUTIVE:

                                          /s/  F. Thomas Krotine
                                    ------------------------------------
                                    F. Thomas Krotine

                                    EXHIBIT A

                          DISPUTE RESOLUTION PROCEDURES

     1. If a controversy arises that is covered by Section 8, "Dispute Resolution," of the Agreement, then not later than twelve (12) months from the date of the event that is the subject of dispute either party may serve on the other a written notice specifying the existence of such controversy and setting forth in reasonably specific detail the grounds of the notice ("Notice of Controversy"); provided that, in any event, the other party will have at least thirty (30) days from and after the date of the Notice of Controversy to serve a written notice of any counterclaim ("Notice of Counterclaim"). The Notice of Counterclaim will specify the claim or claims in reasonably specific detail. If the Notice of Controversy or the Notice of Counterclaim, as the case may be, is not served within the applicable period, the claim set forth therein will be deemed to have been waived, abandoned and rendered unenforceable.

     2. For a three (3) week period following receipt of the Notice of Controversy or the Notice of Counterclaim, as the case may be, the parties will make a good faith effort to resolve the dispute through negotiation ("Period of Negotiation"). Neither party will take any action during the Period of Negotiation to initiate arbitration proceedings.

     3. If the parties agree during the Period of Negotiation to mediate the dispute, then the Period of Negotiation will be extended by an amount of time to be agreed upon by the parties to permit such mediation. In no event, however, may the Period of Negotiation be extended by more than five weeks or, stated differently, in no event may the Period of Negotiation be extended to encompass more than a total of eight weeks.

     4. If the parties agree to mediate the dispute but are thereafter unable to agree within a week on the format and procedures for the mediation, then the effort to mediate will cease, and the period of Negotiation will terminate four weeks from the Notice of Controversy or the Notice of Counterclaim, as the case may be.

     5. Following the termination of the Period of Negotiation, the dispute, including the main claim and counterclaim, if any, will be settled by arbitration, governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. ("FAA"), and judgment upon the award may be entered in any court having jurisdiction. The format and procedures of the arbitration are set forth below (referred to below as the "Arbitration Agreement").

     6. A notice of intention to arbitrate ("Notice of Arbitration") will be served within forty-five (45) days of the termination of the Period of Negotiation. If the Notice of Arbitration is not served within this period, the claim set forth in the Notice of Controversy or the Notice of Counterclaim, as the case may be, will be deemed to have been waived, abandoned and rendered unenforceable.

     7. The arbitration, including the Notice of Arbitration, will be governed by the Commercial Rules of the American Arbitration Association ("AAA") in effect on the date of the Notice of Arbitration, except that the terms of this Arbitration Agreement will control in the event of any difference or conflict between such Rules and the terms of this Arbitration Agreement.

     8. The arbitrator will reach a decision on the merits on the basis of applicable legal principles as embodied in the law of the State of Ohio. The arbitration hearing will take place in Cleveland, Ohio.

     9. There will be one arbitrator, regardless of the amount in controversy. The arbitrator selected, in order to be eligible to serve, will be a lawyer in Cleveland, Ohio with at least fifteen (15) years experience specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA will appoint the arbitrator who will meet the foregoing criteria.

     10. At the time of appointment and as a condition of the appointment, the arbitrator will be apprised of the time limitations and other provisions of this Arbitration Agreement and will indicate such dispute resolver's agreement to the Tribunal Administrator to comply with such provisions and time limitations.

     11. During the thirty (30) day period following appointment of the arbitrator, either party may serve on the other a request for limited numbers of documents directly related to the dispute. Such documents will be produced within seven (7) days of the request.

     12. Following the thirty-day period of document production, there will be a forty-five (45) day period during which limited depositions will be permissible. Neither party will take more than five (5) depositions, and no deposition will exceed three (3) hours of direct testimony.

     13. Disputes as to discovery or pre-hearing matters of a procedural nature will be promptly submitted to the arbitrator pursuant to telephone conference call or otherwise. The arbitrator will make every effort to render a ruling on such interim matters at the time of the hearing (or conference call) or within five (5) business days thereafter.

     14. Following the period of depositions, the arbitration hearing will promptly commence. The arbitrator will make every effort to commence the hearing within thirty (30) days of the conclusion of the deposition period and, in addition, will make every effort to conduct the hearing on consecutive business days to conclusion.

     15. An award will be rendered, at the latest, within nine (9) months of the date of the Notice of Arbitration and within thirty (30) days of the close of the arbitration hearing. The award will set forth the grounds for the decision (findings of fact and conclusions of law) in reasonably specific detail. The award will be final and nonappealable except as provided in the FAA and except that a court of competent jurisdiction will have the power to review whether, as a matter of law, based upon the findings of fact by the arbitrator, the award should be confirmed or should be modified or vacated in order to correct any errors of law made by the arbitrator. Such judicial review will be limited to issues of law, and the parties agree that the findings of fact made by the arbitrator will be final and binding on the parties and will serve as the facts to be relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

     The award may only be made for compensatory damages, and if any other damages (whether exemplary, punitive, consequential, statutory or other) are included, the award will be vacated and remanded, or modified or corrected, as appropriate to promote this damage limitation.

                                      -3-